UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 20, 2019

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)
New York	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, New York 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TRST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TrustCo Bank Corp NY

Item 8.01.	Other Events

A press release was issued on August 20, 2019 announcing that the Board of Directors had declared a quarterly cash dividend of $0.068125 per share. The dividend is payable October 1, 2019, to shareholders of record at the close of business on September 6, 2019. Attached is a copy of the press release labeled as Exhibit 99(a).

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Reg S-K Exhibit No.	Description

99(a)	Press release dated August 20, 2019 announcing that the Board of Directors had declared a quarterly cash dividend of $0.068125 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 20, 2019

TrustCo Bank Corp NY
(Registrant)

By:	/s/ Michael M. Ozimek
Michael M. Ozimek
Executive Vice President and
Chief Financial Officer

Exhibits Index

Reg S-K Exhibit No.	Description	Page

99(a)
Press release dated August 20, 2019 announcing that the Board of Directors had declared a quarterly cash dividend of $0.068125 per share. The dividend is payable October 1, 2019 to shareholders of record at the close of business on September 6, 2019.
5-6

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